Exhibit 10.7

AMENDMENT NO. 1 TO AIRCRAFT TIME SHARING AGREEMENT

THIS AMENDMENT NO. 1 TO AIRCRAFT TIME SHARING AGREEMENT (this “Amendment”) is made and entered into as of July 1, 2016 by and between Danaher Corporation, a Delaware corporation (“Owner”), and Thomas P. Joyce, Jr. (“Lessee”).

WHEREAS, Owner and Lessee are parties to that certain Aircraft Time Sharing Agreement dated as of May 7, 2014 (the “Original Agreement”); and

WHEREAS, Owner and Lessee desire to amend the Original Agreement in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Lessee hereby agree as follows:

1.Amendment. Effective as of the date hereof, the Original Agreement shall be, and is hereby, amended by deleting the aircraft described in Annex I hereto (the “Aircraft”), and the Aircraft shall be, and is hereby, released from all of the terms and conditions thereof.
2.Survival. Except as expressly provided in this Amendment, the Original Agreement shall continue in full force and effect without amendment, modification or alteration.
3.Further Assurances. Each of the parties hereto agrees promptly, at any time and from time to time, to execute and deliver all such agreements, documents and instruments and to do all such other acts as may be necessary or advisable to give full effect to, evidence or confirm the terms and conditions of this Amendment and carry out the intent of the parties contemplated hereby.
4.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.
5.Miscellaneous.
(a)Any provision of this Amendment which is invalid or unenforceable shall not affect the validity or enforceability of the remaining provisions of this Amendment. If the final judgment of a court of competent jurisdiction declares that any provision of this Amendment is invalid or unenforceable, the parties hereto agree that such court shall have the power to modify such provision consistent with the intent of the parties.
(b)This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing in this Amendment, express or implied, is intended to confer on any person or entity, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, benefits, obligations or liabilities under this Amendment, except as specifically provided in this Amendment or otherwise specifically agreed to in writing by the parties.
(c)This Amendment contains and constitutes the entire agreement of or between the parties hereto with respect to the subject matter of this Amendment, and supersedes all other prior or contemporaneous understandings, communications, commitments, undertakings, representations and agreements, oral or written, expressed or implied, of or between the parties with respect to the subject matter of this Amendment.

(d)This Amendment may not be amended, modified, discharged or waived orally or by course of conduct, but only by an agreement in writing, signed by or on behalf of the party hereto against whom enforcement of any amendment, modification, discharge or waiver is sought.
(e)The failure or delay on the part of any party hereto to insist upon or enforce strict performance of any provision of this Amendment by any other party hereto, or to exercise any right, power or remedy under this Amendment, shall not be deemed or construed as a waiver thereof. A waiver by any party hereto of any provision of this Amendment or of any breach thereof shall not be deemed or construed as a general waiver thereof or of any other provision or any rights thereunder.
(f)The section headings contained in this Amendment are for convenience only and shall not be considered in the interpretation or construction of the provisions of this Amendment.
(g)This Amendment may be executed in any number of counterparts and by facsimile signature, each of which (including any facsimile counterpart) shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Aircraft Time Sharing Agreement to be executed as of the date first above written.

DANAHER CORPORATION

By:	/s/ Robert S. Lutz
Name:	Robert S. Lutz
Title:	Senior Vice President and Chief Accounting Officer

By:	/s/ Thomas P. Joyce, Jr.
Name:	Thomas P. Joyce, Jr.

Annex I to
Amendment No. 1 to Aircraft Time Sharing Agreement

Description of Aircraft

The Dassault Falcon 900B aircraft bearing Manufacturer’s Serial No. and U.S. Registration No. N909PM.

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